Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Amendment No. 4 to the Registration Statement on Form S-4 of China Cablecom Holdings, Ltd., of our report dated February 28, 2008, with respect to the consolidated financial statements of China Cablecom Ltd. as of December 31, 2007 and for the year then ended which are contained in that Registration Statement. We also consent to the reference to us under caption ‘‘Experts’’ in the Registration Statement.

/s/ UHY ZTHZ HK CPA LIMITED
UHY ZTHZ HK CPA LIMITED
Hong Kong, China
February 28, 2008